   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1999

                                                     REGISTRATION NO. 333
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      E. I. DU PONT DE NEMOURS AND COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                              51-0014090
              (STATE OF INCORPORATION)                         (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               1007 MARKET STREET
                           WILMINGTON, DELAWARE 19898
                                 (302) 774-1000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
               SUSAN M. STALNECKER, VICE PRESIDENT AND TREASURER
                      E. I. DU PONT DE NEMOURS AND COMPANY
                               1007 MARKET STREET
                           WILMINGTON, DELAWARE 19898
                                 (302) 774-1000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:

                                 JOHN W. WHITE
                            CRAVATH, SWAINE & MOORE
                               825 EIGHTH AVENUE
                               NEW YORK, NY 10019
                              TEL.: (212) 474-1000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED               PROPOSED
                                                             MAXIMUM                MAXIMUM
TITLE OF EACH CLASS OF             AMOUNT TO BE           OFFERING PRICE           AGGREGATE               AMOUNT OF
SECURITIES TO BE REGISTERED         REGISTERED               PER UNIT*           OFFERING PRICE**      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
debt securities.............      $4,000,000,000              100%                $4,000,000,000          $1,112,000
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

 * Estimated solely for the purpose of determining the registration fee.
** Plus an additional principal amount of debt securities issued with an original issue discount such that the aggregate initial public offering price of all debt securities will not exceed $4,000,000,000 (the initial public offering price of any debt securities denominated in any foreign currency or currency unit shall be the U.S. dollar equivalent thereof.)
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION DATED SEPTEMBER 1, 1999

                                 [DU PONT LOGO]

                            E. I. DU PONT DE NEMOURS
                                  AND COMPANY
                               1007 MARKET STREET
                           WILMINGTON, DELAWARE 19898
                                 (302) 774-1000

                                 $4,000,000,000

                                DEBT SECURITIES

                            ------------------------

     We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is             , 1999

                               TABLE OF CONTENTS

About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
Forward-Looking Information.................................    2
About DuPont................................................    3
Use Of Proceeds.............................................    3
Ratio Of Earnings To Fixed Charges..........................    4
Description of Debt Securities..............................    4
Plan of Distribution........................................   12
Legal Opinion...............................................   13
Experts.....................................................   13

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings with a total initial offering price of up to $4,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or by visiting our web site at http://www.dupont.com.

     This prospectus is part of a registration statement we have filed with the SEC relating to the debt securities. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its web site.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities. The documents we incorporate by reference are:

     - our annual report on Form 10-K/A Amendment No. 1 for the year ended December 31, 1998;

     - our quarterly reports on Form 10-Q/A for the quarter ended March 31, 1999, and on Form 10-Q for the quarter ended June 30, 1999; and

     - our current report(s) on Form 8-K as filed with the SEC on January 27, 1999; February 1, 1999; February 4, 1999; March 1, 1999; March 10, 1999;
       March 12, 1999; March 15, 1999; March 15, 1999; April 16, 1999; April 27,
       1999; June 14, 1999; July 2, 1999; July 12, 1999; July 14, 1999; July 28,
       1999; August 2, 1999; August 9, 1999; August 11, 1999; August 16, 1999;
       and September 1, 1999.

     You may request a copy of these filings (other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

         DuPont
         1007 Market Street
         Wilmington, DE 19898
         Attention: Treasury
         Telephone: (302) 774-1000

     You should rely only on the information we have provided or incorporated by reference in this prospectus, any prospectus supplement or any incorporated document. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement, or any incorporated document is accurate as of any date other than the date on its cover.

                          FORWARD LOOKING INFORMATION

     This document contains forward-looking statements, which may be identified by the use of words like "plans," "expects," "will," "anticipates," "intends," "projects," "estimates" or other words of similar meaning. All statements that address expectations or projections about the future, including statements about our strategy for growth, product development, market position, expenditures, financial results and our efforts to remediate Year 2000 issues, are forward-looking statements.

     Forward-looking statements are based on certain assumptions and expectations of future events. We cannot guarantee that these assumptions and expectations are accurate or will be realized. The following are some of the important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements:

     - We operate in approximately 65 countries worldwide and derive about half of our revenues from sales outside the United States. Changes in the laws or policies of other governmental and quasi-governmental entities that relate to our activities in the countries in which we operate could affect our business in those countries and our results of operations. In addition, economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates, and competitive factors, such as greater price competition or a decline in U.S. or European industry sales from slowing economic growth in those countries could affect our revenues, expenses and results.

     - Our growth objectives largely depend on our ability to renew our pipeline of new products and to bring those products to market. This ability may be adversely affected by difficulties or delays in product development such as the inability to:

        - identify viable new products;

        - successfully complete clinical trials of new pharmaceuticals;

        - obtain relevant regulatory approvals, which may include approval from the U.S. Food and Drug Administration;

        - obtain adequate intellectual property protection; or

        - gain market acceptance of the new products.

     - As part of our strategy for growth, we have made and may continue to make acquisitions, divestitures and alliances. There can be no assurance that these will be completed or beneficial to us.

     - We have undertaken and may continue to undertake productivity initiatives, including organizational restructurings, to improve performance and generate cost savings. There can be no assurance that these will be completed or beneficial to us. Also, there can be no assurance that any estimated cost savings from such activities will be realized.

     - Our periodic reports filed with the Securities and Exchange Commission on Forms 10-Q and 10-K explain our timetable and assessment of costs to become Year 2000-capable. Our failure or that of third parties with which we conduct business to become Year 2000-capable could adversely affect our financial condition, results of operation and liquidity.

     - Our facilities are subject to a broad array of environmental laws and regulations. The costs of complying with complex environmental laws and regulations, as well as internal voluntary programs, are significant and will continue to be so for the foreseeable future. Our accruals for such costs and liabilities may not be adequate. The estimates on which the accruals are based depend on a number of factors including:

        - the nature of the allegation;

        - the complexity of the site;

        - the nature of the remedy;

        - the outcome of discussions with regulatory agencies and other potentially responsible parties at multi-party sites; and

        - the number and financial viability of other potentially responsible parties.

     - Our results of operations could be affected by significant litigation adverse to us including product liability claims, patent infringement claims and antitrust claims.

This list of important factors does not include all factors, and may not be in order of importance.

                                  ABOUT DUPONT

     We were founded in 1802 and incorporated in Delaware in 1915. We have been in continuous operation for 196 years. Our principal offices are at 1007 Market Street in Wilmington, Delaware.

     We are a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; healthcare; apparel; home and construction; electronics; and transportation. We have a portfolio of 2,000 trademarks and brands, including such well-known consumer brands as Lycra(R), Teflon(R) Stainmaster(R), Kevlar(R), Nomex(R), Tyvek(R), Dacron(R) Cordura(R), Corian(R), SilverStone(R) and Mylar(R) We operate in 65 countries worldwide.

     Our strategic business units have been aggregated into eight reportable segments -- Agriculture & Nutrition, Nylon Enterprise, Performance Coatings & Polymers, Pharmaceuticals, Pigments & Chemicals, Polyester Enterprise, Specialty Fibers and Specialty Polymers.

     About 47% of our sales are derived outside the United States, based on location of the customer. We have about 92,000 employees.

                                USE OF PROCEEDS

     Unless we inform you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                         SIX MONTHS         YEAR ENDED DECEMBER 31,
                                                            ENDED       --------------------------------
                                                        JUNE 30, 1999   1998   1997   1996   1995   1994
                                                        -------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges....................       5.9        3.3    5.2    5.8    5.4    5.3
Pro Forma
Ratio of Earnings to Fixed Charges on a continuing
  operations basis excluding interest and debt expense
  allocated to or incurred by Conoco, Inc., which is
  reported as discontinued operations.................       8.3        4.5    7.8    9.1    8.4    7.6

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under one of two indentures:

     - an indenture dated as of June 1, 1992 between us and Bankers Trust Company, as trustee; or

     - an indenture dated as of June 1, 1992 between us and The Chase Manhattan Bank, formerly Chemical Bank, as trustee.

     Each indenture is incorporated into or filed as an exhibit to the registration statement, of which this prospectus is a part. The trustee will be designated in the prospectus supplement for each offering of debt securities. All references to the "trustee" mean the trustee identified in the prospectus supplement. The following summaries of certain provisions of the indentures are not complete. We encourage you to read the indentures.

GENERAL

     The indentures do not limit the amount of debt securities that we may issue. Each provides that debt securities may be issued up to the aggregate principal amount that we authorize from time to time. The debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

     The prospectus supplement relating to a series of debt securities will describe the terms of that series, including, where applicable:

     - the designation, aggregate principal amount, currency or currencies and denominations of the debt securities;

     - whether the debt securities may be convertible into or exchangeable for other securities;

     - the price or prices, expressed as a percentage of aggregate principal amount, at which the debt securities will be issued;

     - the date or dates on which the debt securities will mature;

     - the currency or currencies in which the debt securities are being sold and in which the principal of and any interest on the debt securities will be payable and whether the holder of the debt securities may elect the currency in which payments are to be made, and, if so, the manner of such election;

     - the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any;

     - the date from which interest on the debt securities will accrue, the dates on which interest will be payable and the date on which payment of interest will commence;

     - the dates on which and the price or prices at which the debt securities will, under any mandatory sinking fund provision, or may, under any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any mandatory sinking fund, optional redemption or required repayment;

     - whether the debt securities are to be issuable as registered securities, bearer securities or both and the terms upon which any bearer securities of a series may be exchanged for registered securities of that series;

     - whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary or depositaries for the global security or securities;

     - any special provisions for the payment of additional amounts on the debt securities;

     - if a temporary global security is to be issued for a series, the requirements for certification of ownership by non-United States persons that will apply before (a) the issuance of a definitive bearer security or (b) the payment of interest on an interest payment date that occurs before the issuance of a definitive bearer security;

     - if a temporary global security is to be issued with respect to the series, the terms upon which interests in the temporary global security may be exchanged for interests in a definitive global security or for definitive debt securities of the series and the terms upon which interests in a definitive global security, if any, may be exchanged for definitive debt securities of the series;

     - any additional restrictive covenants included for the benefit of holders of the debt securities;

     - additional events of default provided with respect to the debt securities;

     - if the debt securities of the series are subject to defeasance at our option, the provisions, Federal income tax consequences and other considerations applicable thereto; and

     - the designated trustee for the debt securities. (Section 301)

     Debt securities of a series may be issuable in whole or in part in the form of one or more global securities, as described below under "Global Securities". Registered securities denominated in U.S. dollars will ordinarily be issued only in denominations of $1,000 or any integral multiple of $1,000. One or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series. The prospectus supplement relating to a series of debt securities denominated in a foreign or composite currency will specify the allowable denominations and any special U.S. Federal income tax and other considerations. No service charge will be made for any tender or exchange of debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge. (Sections 302 and 305)

     Debt securities may be presented for exchange, and registered securities that are not in global form may be presented for transfer, with the form of transfer endorsed thereon duly executed, at the office of any transfer agent or at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. Transfers or exchanges will be effected once the transfer agent or the security registrar, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305)

     Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. "Original issue discount securities" means any debt securities that provide for an amount less than their principal amount to be due and payable upon a declaration of acceleration of maturity upon the occurrence and continuation of an event of default and any debt securities issued with original issue discount for U.S. Federal income tax purposes.

(Section 101) A prospectus supplement will describe U.S. Federal income tax consequences and other special considerations applicable to any original issue discount securities.

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of that successor. (Sections 303 and 305)

     The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of "participants" that have accounts with the depositary. The accounts to be credited shall be designated by the underwriters of debt securities, by certain of our agents or by us if we sell debt securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary or its nominee is the owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture governing the debt securities. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any right of a holder under the indenture.

     Principal, premium, if any, and interest payments on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing those debt securities. Neither we, the trustee, any paying agent nor the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that the depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

     If a depositary for debt securities of a series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing the debt securities of that series. In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing those debt securities. An owner of a beneficial interest in a global security representing debt securities of a series may, on terms acceptable to us and the depositary for such global security, receive debt securities of that series in definitive form. In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have debt securities registered in its name if the debt securities of that series are issuable as registered securities. Debt securities of that series issued in definitive form will be issued only in authorized denominations.

PAYMENT AND PAYING AGENTS

     Payment of principal of and any premium on registered securities will be made in the designated currency against surrender of any registered securities at the corporate trust office of the trustee in New York City. Payment of any installment of interest on registered securities will ordinarily be made to the person in whose name the debt security is registered at the close of business on the regular record date for that interest payment. Payments of interest will be made at the corporate trust office of the trustee in New York City or by a check in the designated currency mailed to each holder at the holder's registered address. (Sections 307 and 1001)

     The paying agents outside the United States that we initially appoint for a series of debt securities will be named in the prospectus supplement. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent in New York City for payments on registered securities. So long as any series of debt securities is listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and it is a requirement of that stock exchange, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for that series of debt securities. (Section 1002)

     All moneys that we pay to a paying agent for the payment of principal of or any premium, or interest on any debt security that remains unclaimed at the end of two years after it became due and payable will be repaid to us and the holder of that debt security will thereafter look only to us for payment. (Section
1003)

CERTAIN COVENANTS

     Liens. We covenant that, so long as any of the debt securities remain outstanding, we will not, nor will we permit any Restricted Subsidiary (as defined below, in "Definition of Certain Terms") to issue, assume, or guarantee any debt for money borrowed if that debt is secured by a mortgage on any Principal Property (as defined), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether the Principal Property, shares of stock, or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the debt securities shall be secured equally and ratably with such debt. This restriction, however, shall not apply to:

     - mortgages on property, shares of stock, or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

     - mortgages on property existing at the time that it is acquired, or to secure debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which debt is incurred prior to, at the time of or within one year after such acquisition, completion of such construction, or the commencement of commercial operation of such property thereon;

     - mortgages securing debt owing by any Restricted Subsidiary to us or another Restricted Subsidiary;

     - mortgages on property of a corporation existing at the time that corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

     - mortgages on property of us or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or in favor of any other country, or any political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages, including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings;

     - mortgages existing at the date of the indenture;

     - mortgages on particular property, or any proceeds of the sale of that property, to secure all or any part of the cost of exploration, drilling, mining or development of that property, including construction of facilities for field processing of minerals, intended to obtain or materially increase the production and sale or other disposition of oil, gas, coal, uranium, copper or other minerals of that property, or any indebtedness created, issued, assumed or guaranteed to provide funds for any or all such purposes; or

     - any extension. renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any mortgage referred to in the clauses immediately above.

          Notwithstanding the above, we and one or more of our Restricted Subsidiaries may, without securing the debt securities, issue, assume, or guarantee secured debt which would otherwise be subject to the above restrictions, provided that the aggregate amount of that debt that would then be outstanding, with certain exceptions does not at any one time exceed 10% of the Consolidated Net Tangible Assets (as defined) of us and our consolidated subsidiaries. (Section 1004)

     For the purposes of this covenant, the following types of transactions shall not be deemed to create debt secured by a mortgage: the sale or other transfer of

     - oil, gas, coal, uranium, copper or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals; or

     - any other interest in property of the character commonly referred to as a "production payment". (Section 1004)

     Sale and Leaseback Transactions. Sale and leaseback transactions by us or any Restricted Subsidiary of any Principal Property are prohibited unless (a) we or such Restricted Subsidiary would be entitled to issue, assume, or guarantee debt secured by the property involved at least equal in amount to the Attributable Debt (as defined) for that transaction without equally and ratably securing the debt securities or (b) an amount equal to the Attributable Debt for that transaction is applied to the retirement of our nonsubordinated debt or that of a Restricted Subsidiary, which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after its creation. (Section 1005)

     Consolidation or Merger. We will not consolidate or merge with or dispose of all or substantially all of our property to any corporation unless the surviving corporation, if other than us, shall assume our obligations under the indenture and under the debt securities. (Section 801) If on any consolidation or merger of us or any Restricted Subsidiary with or into any other corporation, or on any sale, conveyance, or lease of substantially all our or a Restricted Subsidiary's properties, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary would then become subject to any mortgage, pledge, security interest, or other lien or encumbrance, we, prior to such event, will secure the debt securities by a direct lien on that Principal Property, shares of stock or indebtedness, prior to all liens other than any previously existing. (Section 802)

     Except for the limitations on secured debt and sale and leaseback transactions described above, the indenture and debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction involving us.

DEFINITION OF CERTAIN TERMS

     "Subsidiary" is defined to mean any corporation which is consolidated in our accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation shall at the time be owned or controlled by us or by us and one or more Subsidiaries or by one or more Subsidiaries. (Section 101)

     "Restricted Subsidiary" is defined to mean any wholly-owned subsidiary

     - substantially all the property of which is located within the continental United States of America,

     - which owns a Principal Property, and

     - in which our investment exceeds 1% of our consolidated assets as of the end of the preceding year.

The term "Restricted Subsidiary" does not include any wholly-owned subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing our operations outside the continental United States. (Section 101)

     "Principal Property" is defined as any manufacturing plant or facility or any mineral producing property or any research facility located within the continental United States owned by us or any Restricted Subsidiary, unless, in the opinion of our Board or Directors, such plant facility, property or research facility is not of material importance to the total business conducted by us and our Restricted Subsidiaries. (Section 101)

     "Attributable Debt" is defined as the present value, discounted as provided in the indenture, of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 1005)

     "Consolidated Net Tangible Assets" means the total amount of assets less applicable reserves and other properly deductible items after deducting (a) all current liabilities excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on our most recent quarterly balance sheet and computed in accordance with generally accepted accounting principles. (Section 101)

MODIFICATION OF THE INDENTURE

     The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount of the debt securities at the time outstanding and affected, to execute a supplemental indenture modifying the indenture or the rights of the holders of debt securities and any related coupons. No modification shall, without the consent of the holder of each debt security affected thereby,

     - change the maturity of any debt security or coupon, or reduce its principal amount, or reduce the rate or change the time of payment of interest, or change any place of payment or change the coin or currency in which a debt security or coupon is payable or impair the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing, or

     - reduce the percentage of debt securities, the consent of the holders of which is required for any modification. (Section 902)

     The indenture contains provisions for convening meetings of the holders of debt securities of a series. (Section 1401) A meeting may be called at any time by the trustee or upon our request or the request of holders of at least 10% in principal amount of the outstanding debt securities of the series, upon notice given in accordance with the indenture. (Section 1402) Except as limited in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of not less than a majority in principal amount of the outstanding debt securities of that series. Except as limited in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. (Section 1403)

     Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing not less than a majority in principal amount of the outstanding debt securities of a series. (Section 1403)

EVENTS OF DEFAULT

     The indenture defines an event of default with respect to any series of debt securities as any one of the following events and any other event that is established for the debt securities of a particular series:

     - default for 30 days in any payment of interest on the series;

     - default in any payment of principal and premium, if any, on the series;

     - default in the payment of any sinking fund installment;

     - default for 60 days after appropriate notice in performance of any other covenant in the indenture; or

     - certain events involving bankruptcy, insolvency or reorganization.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities. (Section 501).

     We are required to file with the trustee annually an officer's certificate indicating whether we are in default under the indenture. (Section 1008)

     The indenture provides that if an event of default shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of 25% in principal amount of the debt securities of the series (in the case of defaults under the final two clauses listed above, the holders of 25% in principal amount of all the debt securities) then outstanding may declare the principal, or in the case of original issue discount securities, that portion of the principal amount as may be specified, of the debt securities of the series or of all the debt securities, as the case may be to be due and payable. (Section 502) In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series or in the case of defaults under the final two clauses listed above, the holders of a majority in principal amount of all the debt securities may on behalf of the holders of all the debt securities of any such series or of all the debt securities, as the case may be waive any past default or event of default except a default not previously cured in payment of the principal of or premium, if any, or interest on any of the debt securities of such series or of all the debt securities. (Sections 502 and 513)

     The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before exercising any right or power under the indenture at the request of the holders. (Section 603) The indenture provides that no holder of any debt securities of any series may institute any proceeding, judicial or otherwise, to enforce the indenture except, among other things, where the trustee has, for 60 days after it is given notice of default, failed to act, and where there has been both a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of that series and an offer of reasonable indemnity to the trustee. (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of the principal thereof and premium, if any, and interest thereon at their due dates. (Section 508) The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on it for the debt securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or which would be unjustly prejudicial to the other holders. (Section 512)

     The indenture provides that the trustee will, within 90 days after the occurrence of a default on any series of debt securities known to it, give to the holders of that series notice of the default if not cured or waived. Except in the case of a default in the payment of principal of, any premium, or interest on, any debt securities, the trustee shall be protected in withholding such notice if it determines in good faith that doing so is in the holders' interests. (Section 602)

DISCHARGE AND DEFEASANCE

     The indenture provides that we may specify that, for debt securities of a certain series, we will be discharged from any and all obligations regarding those debt securities if we irrevocably deposit with the trustee, in trust, money and/or U.S. Government Obligations which through the payment of interest and principal will provide enough money to pay any installment of principal, any premium, and, any interest, on and any mandatory sinking fund payments of such debt securities on their stated maturity in accordance with the terms of the indenture and the debt securities. A trust may only be established if it would not cause the debt securities of a series listed on any nationally recognized securities exchange to be de-listed. Establishment of a trust may be conditioned on our delivery to the trustee of an opinion of counsel, who may be our counsel, to the effect that, based upon applicable U.S. Federal income tax law or a ruling published by the United States Internal Revenue Service, a defeasance and discharge will not be deemed, or result in, a taxable event to holders of the debt securities. (Section 1301) Defeasance, however, will not end our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified for debt securities of a certain series, to pay the principal of and premium, if any, and interest, if any, on those debt securities.

TRUSTEE'S RELATIONSHIP WITH ISSUER

     The Chase Manhattan Bank acts as depositary for funds of, makes loans to, and performs other services for us in the normal course of business. It also acts as trustee for our Medium-Term Notes Series C, Euro Medium-Term Notes Series C, Medium-Term Notes Series D, Euro Medium-Term Notes Series D, Medium-Term Notes Series E, Euro Medium-Term Notes Series E, Medium-Term Notes Series G, 9.15% Notes Due 2000, 8.50% Notes Due February 15, 2003, 8.125% Notes Due March 15, 2004, 8.25% Notes Due September 15, 2006, and 8 1/4% Debentures Due 2022.

     Bankers Trust Company acts as depositary for funds of, makes loans to, and performs other services for us in the normal course of business. It also acts as trustee for our Medium-Term Notes Series F, 6 3/4% Notes Due 2002, 7.95% Debentures Due 2023, and 7 1/2% Debenture Due 2033, 6 1/2% Notes Due 2002,
6 3/4% Notes Due 2007 and 6.50% Debentures Due 2028. It also acts as fiscal agent for our 8% Notes Due 2002 and 5.875% Notes Due 2009.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

     - the terms of the offering

     - the names of any underwriters or agents

     - the purchase price from us of the securities

     - the net proceeds to us from the sale of the securities

     - any delayed delivery arrangements

     - any underwriting discounts and other items constituting underwriters' compensation

     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers

     If we use underwriters in the sale, the underwriters will acquire the debt securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if those offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

     We may sell the securities directly. In that case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL OPINION

     Howard J. Rudge, our General Counsel, or another of our lawyers, will issue an opinion about the legality of the offered securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The consolidated financial statements of DuPont incorporated in this prospectus by reference to the Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Filing Fee..............................................  $1,112,000
Trustee's Charges*..........................................      15,000
Printing and Engraving*.....................................     100,000
Accounting Fees*............................................      50,000
Rating Agency Fees*.........................................     300,000
Miscellaneous*..............................................      23,000
                                                              ----------
                                                               1,600,000
                                                              ==========

---------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under provisions of our Bylaws, each person who is or was one of our directors or officers shall be indemnified by us as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under that law, to the extent that a person is successful on the merits in defense of a suit or proceeding brought against him because he is or was one of our directors or officers, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, that person shall be indemnified against both (1) expenses, including attorneys' fees, and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in our right, or if such suit is settled, that person shall be indemnified only against expenses, including attorneys' fees, incurred in the defense or settlement of the suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests except that if he is adjudged to be liable for negligence or misconduct in the performance of his duty to us, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The right to indemnification includes the right to be paid by us the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by us of undertakings as may be legally defined. In any action by an indemnitee to enforce a right to indemnification or to recover advances, the burden of proving that the indemnitee is not entitled to be indemnified is placed on us.

     We have purchased liability insurance policies covering our directors and officers to provide protection where we cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
   1      --   Form of Underwriting Agreement. (Incorporated by reference to Exhibit 1 of the Company's registration statement on form
               S-3 No. 33-53327)
   4.1    --   Conformed copy of Indenture between the Registrant and
               Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 of the Company's registration statement on
               Form S-3 (No. 33-48128).
   4.2    --   Conformed copy of Indenture between the Registrant and The
               Chase Manhattan Bank, as Trustee (Incorporated by reference to Exhibit 4.2 of the Company's registration statement on
               Form S-3 (No. 33-48128).
   4.3    --   Forms of debt securities. (incorporated by reference to
               Exhibit 4.3 of the Company's registration statement on form
               S-3 No. 33-53327)
   5      --   Opinion of H. J. Rudge as to the validity of the debt
               securities.*
  12      --   Computation of Ratio of Earnings to Fixed Charges.*
  12.1    --   Pro Forma Computation of Ratio of Earnings to Fixed
               Charges.*
  23.1    --   Consent of Independent Accountants.*
  23.2    --   The consent of H. J. Rudge is contained in his opinion filed as Exhibit 5 of this Registration Statement.
  24      --   Powers of Attorney. (Included on signature page to this
               Registration Statement)
  25.1    --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of Bankers Trust Company.*
  25.2    --   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of The Chase Manhattan
               Bank.*

---------------
* Filed herewith.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included by those paragraphs in a post-effective amendment is contained in periodic reports filed by us under Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 1, 1999.

                                         E. I. DU PONT DE NEMOURS AND COMPANY
                                                  (REGISTRANT)

                                          By: /s/   S. M. STALNECKER
                                            ------------------------------------
                                              S. M. Stalnecker, Vice President
                                              and Treasurer

     The person whose signature appears below constitutes and appoints (1) the Senior Vice President and General Counsel, or any Assistant General Counsel of E.I. du Pont de Nemours and Company (hereinafter referred to as "the Company"), and (2) the Senior Vice President -- DuPont Finance or any Vice President, DuPont Finance, jointly, his or her true and lawful attorneys-in-fact and agents for him or her and in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-3 relating to the issuance thereunder of the Company's debt securities, any and all amendments thereto (including post-effective amendments), and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on September 1, 1999 by the following persons in the capacities indicated.


               /s/ C. O. HOLLIDAY, JR.                 Chairman and Director
-----------------------------------------------------  (Principal Executive Officer)
                 C. O. Holliday, Jr.

                 /s/ C. J. CRAWFORD                    Director
-----------------------------------------------------
                   C. J. Crawford

                 /s/ L. C. DUEMLING                    Director
-----------------------------------------------------
                   L. C. Duemling

                  /s/ E. B. DU PONT                    Director
-----------------------------------------------------
                    E. B. du Pont

                  /s/ L. D. JULIBER                    Director
-----------------------------------------------------
                    L. D. Juliber

                                                       Director
-----------------------------------------------------
                     G. Lindahl

                  /s/ W. K. REILLY                     Director
-----------------------------------------------------
                    W. K. Reilly

                /s/ H. R. SHARP, III                   Director
-----------------------------------------------------
                  H. R. Sharp, III

                   /s/ C. M. VEST                      Director
-----------------------------------------------------
                     C. M. Vest

                   /s/ S. I. WEILL                     Director
-----------------------------------------------------
                     S. I. Weill

                /s/ E.S. WOOLARD, JR.                  Director
-----------------------------------------------------
                  E.S. Woolard, Jr.

By:          /s/ S. M. STALNECKER               By:            /s/ H. J. RUDGE
--------------------------------------------    --------------------------------------------
      S. M. Stalnecker, Vice President               H. J. Rudge, Senior Vice President
               and Treasurer                                and General Counsel
   (Attorney-in-fact for Above-Indicated           (Attorney-in-fact for Above-Indicated
                 Individuals)                                   Individuals)